Exhibit 99.1

Statement Under Oath of Principal Executive Officer
and Principal Financial Officer Regarding Facts and
Circumstances Relating to Exchange Act Filings

I, Jeffrey R. Immelt, state and attest that:

(1) To the best of my knowledge, based upon a review of the covered reports of General Electric Company, and, except as corrected or supplemented in a subsequent covered report:

  no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

   no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2) I have reviewed the contents of this statement with the Company's audit committee.

(3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

  Report of General Electric Company on Form 10-K for the year ended December 31, 2001;

  all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of General Electric Company filed with the Commission subsequent to the filing of the Form 10-K identified above; and

  any amendments to any of the foregoing.
/s/ Jeffrey R. Immelt Jeffrey R. Immelt July 31, 2002	Subscribed and sworn to before me this 31st day of July, 2002.
/s/ Claire W. Kersey
Claire W. Kersey
Notary Public

My Commission Expires: 12/31/04